UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2024

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Executive Compensation
On February 20, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of System1, Inc. (the “Company”) approved increases to the base compensation payable to certain of the Company’s executive officers, including the base compensation payable to Mr. Tridivesh Kidambi, the Company’s Chief Financial Officer, under the terms of Mr. Kidambi’s existing Employment Agreement, dated June 15, 2023 (the “Employment Agreement”). In connection with approving the increases, the Compensation Committee reviewed and considered that none of the Company’s executive officers had received an increase in their base compensation since January 2022. As a result of the Compensation Committee’s approval, Mr. Kidambi’s base compensation, increased from $350,000 to $450,000, and there were no other changes to the terms of Mr. Kidambi’s Employment Agreement.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	February 23, 2024	By:	/s/ Daniel J. Weinrot
		Name:	Daniel J. Weinrot
		Title:	General Counsel & Corporate Secretary

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